Exhibit 99.1

Global Partners LP Completes Acquisition of 25 Liquid Energy Terminals from Motiva Enterprises LLC

Purchased for $305.8 million and supported by a 25-year guaranteed take-or-pay throughput agreement, the assets access a critical pipeline and marine network and significantly increase Global’s operating footprint

WALTHAM, Mass.--(BUSINESS WIRE)--December 21, 2023--Global Partners LP (NYSE: GLP) (“Global” or the “Partnership”) today announced the completion of its previously announced acquisition of 25 liquid energy terminals from Motiva Enterprises LLC (“Motiva”). The transaction is underpinned by a 25-year take-or-pay throughput agreement with Motiva, the anchor tenant at the terminals, that includes minimum annual revenue commitments.

“This acquisition nearly doubles our operating footprint, giving Global a significant position from Maine to Florida and into the Gulf Coast,” said Eric Slifka, the Partnership’s President and Chief Executive Officer. “The addition of these terminals supports the growth of our integrated supply, storage and retail network in rapidly growing areas of the country—Florida, Georgia, Texas and the Carolinas—providing customers with gasoline, diesel and other liquid fuels essential to their daily lives.”

With the newly acquired locations, Global now owns or leases 49 liquid energy terminals in the United States, totaling approximately 18.3 million barrels in shell capacity. The new assets expand access to a critical network of marine loading facilities as well as the Colonial, Plantation, Enterprise, Explorer and Magellan refined product pipelines.

Slifka continued, “This purchase marks a significant milestone in Global’s 90-year history and highlights our strategy to acquire and invest in assets where we can leverage our core strengths. We look forward to broadening our network for existing customers and serving new customers with our high level personal service and reliability.”

The terminals, purchased for $305.8 million in cash, represent an expected EBITDA multiple below 7.0x in the second year of ownership.

About Global Partners LP

With approximately 1,700 locations primarily in the Northeast, Global Partners is one of the region’s largest independent owners, suppliers and operators of fueling stations and convenience markets. Global also owns, controls or has access to one of the largest terminal networks in New England and New York, through which it distributes gasoline, distillates, residual oil and renewable fuels to wholesalers, retailers and commercial customers. In addition, Global engages in the transportation of petroleum products and renewable fuels by rail from the mid-continental U.S. and Canada. Global, a master limited partnership, trades on the New York Stock Exchange under the ticker symbol “GLP.” For additional information, visit www.globalp.com.

Forward-looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Global’s current expectations and beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) including, without limitation, uncertainty around the timing of an economic recovery in the United States which will impact the demand for the products we sell and the services that we provide, and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and present expectations or projections. We believe these assumptions are reasonable given currently available information. Our assumptions and future performance are subject to a wide range of business risks, uncertainties and factors, which are described in our filings with the Securities and Exchange Commission (SEC).

For additional information regarding known material factors that could cause actual results to differ from the Partnership’s projected results, please see Global’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Global undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contacts

Investors:
Gregory B. Hanson
Chief Financial Officer
Global Partners LP
(781) 894-8800
GLP@investorrelations.com

Media:
Catie Kerns
SVP Corporate Affairs and Sustainability
Global Partners LP
(781) 894-8800
media@globalp.com